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                                                                    Exhibit 24.2


                      [LETTERHEAD OF LEONARD E. NEILSON]


                               January 27, 1997

Laser Technology, Inc.
7070 South Tucson Way
Englewood, CO 80112

                    Re:  Post Effective Amendment No. 5 to the
                         S-1 Registration Statement of
                         Laser Technology, Inc.
                         File No. 33-49848

To the Board of Directors:

     I have acted as counsel to Laser Technology, Inc., an Idaho corporation (the "Company"), in connection with its Registration Statement on Form S-1 and its completed public offering by the Company of the following: 1,380,000 units of securities (the "Units"), each Unit consisting of one share of authorized but previously unissued common stock, par value One Cent ($.01) per share (the "Common Stock"), and one redeemable stock purchase warrant entitling the holder to purchase one additional share of Common Stock ("Redeemable Warrants"); and 172,000 additional Units, also previously unissued, for the purpose of covering over-allotments (collectively referred to as the "Offering"). In addition, 260,000 shares of Common Stock, of which 160,000 have been sold, and 260,000 Redeemable Warrants to be offered by selling stockholders are included in the Registration Statement and post Effective Amendment No.5 thereto, although not as part of the underwritten Offering, as well as 260,00 shares of Common Stock underlying the Redeemable Warrants., Also, 138,000 Underwriter's Warrants, 138,000 Units into which the Underwriter's Warrants are convertible ("Underwriter's Units"), 138,000 shares of Common Stock and 138,000 nonredeemable warrants ("Underwriter's Nonredeemable Warrants") underlying the Undewriter's Units, and 138,000 shares of Common Stock into which the Underwriter's Nonredeemable Warrants are convertible, have been registered. Collectively, all Units, shares of the Company's Common Stock, Redeemable Warrants, Underwriter's Warrants, Underwriter's Units, Nonredeemable Underwriter's Warrants, and shares of Common Stock into which the Redeemable Warrants and Nonredeemable Underwriter's Warrants are convertible that are referred to above and subject of the Registration Statement and Post Effective Amendment No. 5, shall hereinafter be referred to as the "Registered Securities". All Common Stock share amounts are post split giving effect to the one share for four shares reverse stock split effective December 22, 1992, and pursuant to fulfillment of the terms and conditions set forth in the Registration Statement filed on Form S-1 in accordance with the registration provisions of the Securities Act of 1933, as amended, and Post Effective Amendment No. 5 to the Registration Statement.

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Laser Technology, Inc.
January 27, 1997
Page 2

     I have examined the Articles of Incorporation and all amendments thereto, By-Laws, minutes of corporate proceedings and other corporate documents with respect to this issuance of the Shares. I have been furnished with originals, or copies certified to my satisfaction, of all such corporate or other records of the Company (the "Corporate Records") and I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinions expressed herein. In the examination of the Corporate Records, I have presumed the authenticity of all signatures which existed on the Corporate Records and have presumed the veracity and regularity of all Corporate Records.

     As to the question of fact material to this opinion letter, I have relied upon the representations and warranties, certificates of and conversations and correspondences with, officers and representatives of the Company. Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Idaho.

     2. The Registered Securities have been legally and validly authorized under the Articles of Incorporation and Board of Directors of the Company and when issued and paid for in accordance with the terms set forth in the Registration Statement, the Registered Securities will be duly and validly issued and outstanding, fully paid and nonassessable.

     3. The shares of Common Stock for which the Redeemable Warrants, Underwriter's Warrants and Underwriter's Nonredeemable Warrants are exercisable, and the Underwriter's Units for which the Underwriter's Warrants are exercisable, have been validly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrant Agreement and the Underwriter's Warrant Agreement, as the case may be, will be validly issued and outstanding, fully paid and nonassessable.

     I hereby consent to the reference to myself in the Registration Statement and Post Effective Amendment No.5 thereto covering the offering of the Registered Securities and the use of my name beneath the caption "Legal Matters" in the each of the Unit Prospectus and Common Prospectus forming a part thereof, and to the filing of a copy of this opinion as Exhibit 5.1 thereof.

                                 Yours truly,



                                 Leonard E. Neilson

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